Exhibit 5




                                                                October 23, 1998

Sequa Corporation
200 Park Avenue
New York, New York  10166

Dear Ladies and Gentlemen:

     We have acted as special counsel to Sequa Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the Company's proposed issue and sale, from time to time, of $500,000,000 aggregate principal amount of Debt Securities (the "Debt Securities"), to which Registration Statement this opinion shall be filed as an exhibit (capitalized terms used herein without definition have the meanings given such terms in the Registration Statement).

     We have examined (i) the Restated Certificate of Incorporation, two Certificates of Amendment of the Restated Certificate of Incorporation and the Restated and Amended Bylaws of the Company, (ii) the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company, resolutions, certificates of public officials and of representatives of the Company, (iii) the Registration Statement and schedules and exhibits thereto and (iv) such other documents and instruments that we have deemed necessary for the opinions hereinafter expressed.

     Based upon the foregoing, we advise you that, in our opinion:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

     2. The Debt Securities are to be issued under an Indenture (hereinafter called the "Indenture") which may hereafter be supplemented by one or more supplemental indentures or Securities Resolutions (as defined in the Indenture) creating the Debt Securities (forms of which are filed as exhibits to the Registration Statement).

     3. Upon (a) the Registration Statement becoming effective under the Securities Act of 1933, (b) the authorization by the Company of a supplement to the Indenture and/or the issuance, sale and delivery of the Debt Securities pursuant to a Securities Resolution, (c) authorization by resolutions of the Board of Directors of the Company, or the proper officers of the Company duly authorized, and receipt by the Company of sufficient consideration for the issuance, sale and delivery of such Debt Securities, and (d) the execution of the Debt Securities by the proper officers of the Company and the authentication thereof by the Trustee, the Debt Securities will be duly authorized and issued and will constitute the legal, valid and binding obligations of the Company entitled to the benefits provided by the Indenture and any supplements thereto except that enforceability of the Debt Securities may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.



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     We hereby consent to the filing of a copy of this opinion as an Exhibit to said Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and related Prospectus.

                                         Very truly yours,



                                         CAHILL GORDON & REINDEL